EXHIBIT 99

WEBSTER MEDIA CONTACT:                               INVESTOR RELATIONS CONTACT:
Clark Finley, 203-578-2429                           Terry Mangan, 203-578-2318
cfinley@websterbank.com                              tmangan@websterbank.com


          WEBSTER REPORTS PER SHARE NET INCOME GROWTH IN FIRST QUARTER

WATERBURY, Conn., April 15, 2003 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today reported a 32 percent increase in net income per diluted share for the first quarter of 2003, compared to the year-ago period. For the quarter ended March 31, 2003, Webster's net income increased to $39.9 million or $.86 per diluted share, compared to $32.3 million or $.65 per diluted share for the year-ago period.

Net income per diluted share, excluding the cumulative effect of a change in accounting method in the 2002 first quarter, increased 8 percent for the quarter ended March 31, 2003, compared to the same period last year. Included in net income for the 2002 first quarter was a transitional goodwill impairment writedown of $7.3 million, net of taxes, related to the cumulative effect of a change in method of accounting for the implementation of SFAS No. 142. In the first quarter of 2002, net income before the transitional goodwill impairment writedown was $39.6 million.

"Webster's solid performance in the first quarter reflects our success in implementing our strategic plan for growth," stated Webster chairman and chief executive officer, James C. Smith. "Webster has strengthened its position as a leading regional financial services provider offering a broad range of useful products and services to our growing customer base. Growth in our balance sheet, revenues and earnings over the past year demonstrate that Webster is creating shareholder value by meeting the financial needs of its customers."

                              Revenues and Expenses
                              ---------------------

Webster's continued improvement in earnings per share has been led by strong revenue growth. Total revenues, consisting of net interest income and total noninterest income, grew by 14 percent compared to the year-ago period. The growth was due primarily to expansion of noninterest income, growth in loans and an increase in core deposits over the past year.

For the first quarter of 2003, net interest income rose 8 percent to $104.7 million from $96.5 million a year ago and increased slightly from $104.1 million in the fourth quarter. Net interest margin (annualized net interest income as a percentage of average earning assets) was 3.30 percent in the first quarter of 2003, compared to 3.51 percent in the year ago period and 3.39 percent in the fourth quarter. Earning asset growth over the past year, particularly in the loan portfolio, was responsible for both increasing net interest income and helping to offset the compression of net interest margin caused by the lower interest rate environment.

For the first quarter of 2003, total noninterest income increased 28 percent to $53.1 million, up from $41.5 million in the year-ago period. This increase is due primarily to growth in deposit service fees, insurance revenue, loan and loan servicing fees and net gain on sale of loans and loan servicing, all of which amounted to $36.5 million and increased by 43 percent from the year-ago period. Acquisitions over the past year accounted for almost one-half of the 43 percent increase. For the first quarter of 2003, total noninterest income represented 34 percent of total revenue, compared to 30 percent in the year-ago period.

Total noninterest expenses for the 2003 first quarter increased to $92.8 million, up 22 percent from $76.2 million one year ago and an increase of 4 percent from $89.2 million in the fourth quarter. The rise in total noninterest expenses over the prior year's period is due to acquisitions and strategic investments in core businesses. The $3.7 million increase in total noninterest expenses from the fourth quarter is due primarily to acquisitions in the first quarter of 2003.

                              Balance Sheet Growth
                              --------------------

At March 31, 2003, total assets increased to $14.4 billion, up 16 percent from $12.3 billion one year ago and an increase of 7 percent from $13.5 billion at the end of 2002. Total loans of $8.5 billion at March 31, 2003 increased 19 percent from a year ago and 8 percent from year-end. Webster's loan growth is primarily attributed to the Whitehall asset-based lending acquisition in August of 2002 and to growth in the home equity portfolio.

"Webster has taken another step in our transformation to the commercial bank model," stated William T. Bromage, Webster president and chief operating officer. "Our efforts to increase our commercial and consumer loans and our mix of lower-cost core deposits gained significant momentum in 2002. Webster has maintained that course in the first quarter, further diversifying our mix and expanding our fee-income businesses."

At the end of the first quarter, commercial loans, including commercial real estate, were $3.0 billion, up from $2.3 billion one year ago and $2.8 billion at December 31, 2002. Consumer loans totaled $1.8 billion at the end of the first quarter, compared to $1.2 billion one year ago and $1.7 billion at year end. Commercial loans and consumer loans were 57 percent of total loans at March 31, 2003, compared to 50 percent of total loans one year ago.

Webster's residential mortgage business generated $974 million in mortgage originations in the first quarter, compared to $449 million a year ago. In the first quarter of 2003, 72 percent of this amount came from national wholesale mortgage banking operations, while 28 percent came from Webster's retail channel.

Total deposits were $7.8 billion at March 31, 2003, an increase of 9 percent from $7.2 billion in the year-ago period and an increase of 2 percent from $7.6 billion at December 31, 2002. Core deposits at March 31, 2003 represented 66 percent of total deposits, up from 59 percent a year ago. Webster's growth was driven in part by its High Performance Checking campaign initiated in August of 2002 and the continuing success of its de novo branch expansion program in Fairfield County, Connecticut.

Book value per common share of $23.47 at March 31, 2003 increased by 14 percent from $20.55 one year ago and increased by 3 percent from $22.69 at December 31, 2002.

                                  Asset Quality
                                  -------------

Webster's net loan charge-offs in the first quarter of 2003 were $3.4 million, compared to $2.4 million in the year-ago period. The annualized charge-off ratio was 16 basis points in the 2003 first quarter, compared to 14 basis points in the year-ago period. Non-performing assets rose to $61.9 million or 0.43 percent of total assets at March 31, 2003, compared to $54.3 million or 0.44 percent a year ago and $50.0 million or 0.37 percent of total assets at December 31, 2002. Classified loans were 1.5 percent of total loans at March 31, 2003 compared to
2.0 percent one year ago and 1.4 percent at December 31, 2002.

"Webster's credit quality measures remain well within recent historical levels and our allowance for loan losses has increased by 20 percent over the past year," stated William J. Healy, Webster chief financial officer. "Our ability to confront credit issues while maintaining overall measures of asset quality demonstrates our disciplined approach to risk management."

The allowance for loan losses totaled $118.6 million at March 31, 2003 compared to $98.9 million a year ago and $116.8 million at December 31, 2002. The allowance represented 1.39 percent of total loans at March 31, 2003 compared to
1.39 percent a year ago and 1.48 percent at December 31, 2002. The ratio of the allowance to nonperforming loans at March 31, 2003 was 219 percent, compared to 197 percent a year ago and 270 percent at December 31, 2002.

                                Strategic Actions
                                -----------------

In January, Webster announced the acquisition of The Mathog & Moniello Companies, an East Haven, Connecticut-based commercial property and casualty agency that specializes in providing risk management products and services to self-insured businesses and groups. The firm was one of the largest independent insurance agencies in Connecticut with approximately 90 employees and additional offices in West Hartford, CT and Harrison, New York. Mathog & Moniello's 2002 revenue was approximately $11 million.

Webster Bank also completed in January an offering of $200 million in subordinated notes to institutional investors. The subordinated notes were rated investment grade and constituted new funding that increased Webster Bank's regulatory capital.

Also in the first quarter of 2003, Webster Bank announced the acquisition of Budget Installment Corp., an insurance premium financing company based in Rockville Centre, New York. Budget Installment Corp. finances commercial property and casualty premiums for businesses that pay their premiums on an installment basis. The thirty year-old company currently has approximately 8,000 active borrower accounts located in New York and New Jersey.

In January, Webster declared a regular quarterly dividend of $.19 per common share. The announcement marked the 61st consecutive quarterly dividend since Webster first paid a dividend in 1987.

Gomez, Inc., the nation's leading Internet channel benchmarking and improvement strategies firm, announced in April that Webster Bank's website (www.websteronline.com) ranks eighteenth in a national survey of Internet banking capabilities. The survey measured the functionality, usability and performance dimensions of Internet banking across the United States. Gomez specifically cited Webster's self-service capabilities, 12-month statement offerings and secure bill-pay system as factors in its recognition.

                                      * * *

Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $14 billion in assets, Webster Bank provides business and consumer banking, mortgage, insurance, trust and investment services through 110 banking offices, 219 ATMs, a Connecticut-based call center and the Internet. Webster Financial Corporation is majority owner of Chicago-based Duff & Phelps, LLC, a leader in financial advisory services. Webster Bank owns the asset-based lending firm, Whitehall Business Credit Corporation, Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and Webster Trust Company, N.A.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

Conference Call
---------------

A conference call covering today's announcement will be held today, Tuesday, April 15, at 2:00 p.m. Eastern Standard Time and may be heard through Webster's investor relations website at www.websteronline.com, or in listen-only mode by calling 1-800-491-4331 (Access Code: 3330070). The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see "Forward Looking Statements" in Webster's Annual Report for 2002.

                          WEBSTER FINANCIAL CORPORATION

--------------------------------------------------------------------------------
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                            At or for the Three
                                                          Months Ended March 31,
(In thousands, except per share data)                       2003        2002 (a)
--------------------------------------------------------------------------------

NET INCOME AND PERFORMANCE RATIOS (ANNUALIZED):
----------------------------------------------------

Net income                                                $ 39,937     $ 32,335
Net income per diluted common share                           0.86         0.65
Return on average shareholders' equity                       15.21%       12.79%
Return on average assets                                      1.16         1.09

NET INCOME AND PERFORMANCE RATIOS BEFORE CUMULATIVE
EFFECT OF CHANGE IN ACCOUNTING METHOD (ANNUALIZED):
----------------------------------------------------

Net income                                                $ 39,937     $ 32,335
 Cumulative effect of change in accounting method (b)           --        7,280
                                                          --------     --------
Net income before cumulative effect of change in
accounting method                                           39,937       39,615

Net income per diluted common share                           0.86         0.80
Return on average shareholders' equity                       15.21%       15.66%
Return on average assets                                      1.16         1.33
Noninterest income as a percentage of total revenue          33.68        30.07
Efficiency ratio (e)                                         58.80        55.23

CASH INCOME AND PERFORMANCE RATIOS (ANNUALIZED) (C):
----------------------------------------------------

Net income                                                $ 39,937     $ 32,335
 Cumulative effect of change in accounting method (b)           --        7,280
 Tax-effected intangible amortization                        2,575        2,625
                                                          --------     --------
Cash income                                                 42,512       42,240

Cash income per diluted common share                          0.92         0.85
Cash return on average shareholders' equity                  16.19%       16.70%
Cash return on average assets                                 1.24         1.42

ASSET QUALITY:
----------------------------------------------------

Allowance for loan losses                                 $118,596     $ 98,930
Nonperforming assets                                        61,921       54,325
Allowance for loan losses / total loans                       1.39%        1.39%
Net charge-offs/ average loans (annualized)                   0.16         0.14
Nonperforming loans / total loans                             0.64         0.70
Nonperforming assets / total assets                           0.43         0.44
Allowance for loan losses / nonperforming loans             218.51       196.68

OTHER RATIOS (ANNUALIZED):
----------------------------------------------------

Shareholders' equity / total assets                           7.46%        8.14%
Interest-rate spread                                          3.26         3.42
Net interest margin                                           3.30         3.51

SHARE RELATED:
----------------------------------------------------

Book value per common share                               $  23.47     $  20.55
Tangible book value per common share                         16.92        14.67
Common stock closing price                                   35.12        37.43
Dividends declared per common share                           0.19         0.17

Common shares issued and outstanding                        45,617       48,879
Basic shares (average)                                      45,461       48,803
Diluted shares (average)                                    46,192       49,583

Footnotes:

(a) Adjusted to reflect the adoption of SFAS No. 123, "Accounting for Stock-Based Compensation", SFAS No. 142, "Goodwill and Other Intangible Assets", and SFAS No.147, "Acquisitions of Certain Financial Institutions" during 2002.
(b) Cumulative effect of change in accounting method for 2002 is a SFAS No. 142 transitional goodwill impairment charge of $11.2 million, net of taxes, $7.3 million.
(c) Net income excluding tax-effected intangible amortization of $2.6 million and cumulative effect of change in accounting method of $7.3 million.
(d) For purposes of this computation, unrealized gains(losses) are excluded from the average balance for rate calculations.
(e) Noninterest expense as a percentage of net interest income plus noninterest income.

                          WEBSTER FINANCIAL CORPORATION

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CONDITION   (UNAUDITED)
--------------------------------------------------------------------------------

                                                    March 31,       December 31,       March 31,
(In thousands)                                        2003              2002            2002 (a)
--------------------------------------------------------------------------------------------------
ASSETS:
Cash and due from depository institutions         $    238,370      $    266,463      $    167,160
Short-term investments                                  13,696            15,596            33,472

Securities:
  Trading, at fair value                                10,924             5,752               527
  Available for sale, at fair value                  4,497,686         4,119,245         4,221,800
                                                  ------------      ------------      ------------
   TOTAL SECURITIES                                  4,508,610         4,124,997         4,222,327

Loans held for sale                                    321,637           405,157           102,348

Loans:
  Residential mortgages                              3,657,707         3,386,207         3,561,986
  Commercial                                         1,947,167         1,798,898         1,385,276
  Commercial real estate                             1,062,891         1,029,332           952,553
  Consumer                                           1,841,526         1,698,202         1,237,098
                                                  ------------      ------------      ------------
   TOTAL LOANS                                       8,509,291         7,912,639         7,136,913
Allowance for loan losses                             (118,596)         (116,804)          (98,930)
                                                  ------------      ------------      ------------
   LOANS, NET                                        8,390,695         7,795,835         7,037,983

Accrued interest receivable                             58,137            54,601            58,928
Premises and equipment, net                             82,525            84,683            82,209
Goodwill and intangible assets                         320,942           297,359           305,677
Cash surrender value of life insurance                 174,181           172,066           165,225
Prepaid expenses and other assets                      246,866           251,247           159,766
                                                  ------------      ------------      ------------
   TOTAL ASSETS                                   $ 14,355,659      $ 13,468,004      $ 12,335,095
                                                  ============      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Deposits:
  Checking and NOW                                $  1,965,636      $  1,927,880      $  1,661,341
  Savings and MMDAs                                  3,200,604         2,987,595         2,592,132
  Certificates of deposit                            2,543,060         2,592,701         2,794,048
                                                  ------------      ------------      ------------
   TOTAL RETAIL DEPOSITS                             7,709,300         7,508,176         7,047,521
  Treasury deposits                                     74,509            97,946           121,825
                                                  ------------      ------------      ------------
   TOTAL DEPOSITS                                    7,783,809         7,606,122         7,169,346

Federal Home Loan Bank advances                      2,885,098         2,163,029         2,399,579
Other borrowings                                     2,030,553         2,166,640         1,377,647
Senior notes and subordinated debt                     326,000           126,000           126,000
Accrued expenses and other liabilities                 128,921           239,923            98,555
                                                  ------------      ------------      ------------
   TOTAL LIABILITIES                                13,154,381        12,301,714        11,171,127

Corporation-obligated mandatorily redeemable
   capital securities of subsidiary trusts             121,255           121,255           150,000

Preferred stock of subsidiary corporation                9,577             9,577             9,577

SHAREHOLDERS' EQUITY                                 1,070,446         1,035,458         1,004,391
                                                  ------------      ------------      ------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 14,355,659      $ 13,468,004      $ 12,335,095
                                                  ============      ============      ============

See Selected Financial Highlights for footnotes.

                          WEBSTER FINANCIAL CORPORATION

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                                          Three Months Ended
                                                                               March 31,
(In thousands, except per share data)                                    2003         2002 (a)
-----------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans and loans held for sale                                          $ 117,702      $ 111,495
Securities and short-term investments                                     51,745         59,598
                                                                       ---------      ---------
  TOTAL INTEREST INCOME                                                  169,447        171,093
                                                                       ---------      ---------

INTEREST EXPENSE:
Deposits                                                                  29,418         39,613
Borrowings                                                                35,353         34,997
                                                                       ---------      ---------
  TOTAL INTEREST EXPENSE                                                  64,771         74,610
                                                                       ---------      ---------

  NET INTEREST INCOME                                                    104,676         96,483
Provision for loan losses                                                  5,000          4,000
                                                                       ---------      ---------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                     99,676         92,483
                                                                       ---------      ---------

NONINTEREST INCOME:
Deposit service fees                                                      16,890         13,806
Insurance revenue                                                         10,964          7,436
Loan and loan servicing fees                                               5,905          3,885
Financial advisory services                                                5,431          3,959
Trust and investment services                                              4,578          4,387
Gain on sale of loans and loan servicing, net                              2,771            393
Increase in cash surrender value of life insurance                         2,115          2,202
Other                                                                      1,861          2,010
                                                                       ---------      ---------
  TOTAL FEE REVENUE                                                       50,515         38,078
Gain on sale of securities, net                                            2,633          3,405
                                                                       ---------      ---------
 TOTAL NONINTEREST INCOME                                                 53,148         41,483
                                                                       ---------      ---------

NONINTEREST EXPENSES:
Compensation and benefits                                                 50,561         40,148
Occupancy                                                                  8,099          6,285
Furniture and equipment                                                    7,521          6,568
Intangible amortization                                                    3,962          4,038
Marketing                                                                  3,485          2,424
Professional services                                                      2,478          2,327
Capital securities and preferred stock dividend                            3,138          3,832
Other                                                                     13,562         10,577
                                                                       ---------      ---------
  TOTAL NONINTEREST EXPENSES                                              92,806         76,199
                                                                       ---------      ---------

Income before income taxes and cumulative effect of change
   in accounting method                                                   60,018         57,767
Income taxes                                                              20,081         18,152
                                                                       ---------      ---------
   INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING METHOD                                                    39,937         39,615
Cumulative effect of change in accounting method, net of taxes (b)            --         (7,280)
                                                                       ---------      ---------
  NET INCOME                                                           $  39,937      $  32,335
                                                                       =========      =========

NET INCOME PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING METHOD:
  Basic                                                                $    0.88      $    0.81
  Diluted                                                                   0.86           0.80

NET INCOME PER COMMON SHARE:
  Basic                                                                $    0.88      $    0.66
  Diluted                                                                   0.86           0.65

See Selected Financial Highlights for footnotes.

                         WEBSTER FINANCIAL CORPORATION

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                Three Months Ended,
                                                        March 31,    December 31, September 30,   June 30,      March 31,
(In thousands, except per share data)                     2003          2002          2002       2002 (a)      2002 (a)
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans and loans held for sale                           $ 117,702     $ 120,386     $ 118,492     $ 114,027     $ 111,495
Securities and short-term investments                      51,745        53,189        55,507        59,340        59,598
                                                        ---------     ---------     ---------     ---------     ---------
  TOTAL INTEREST INCOME                                   169,447       173,575       173,999       173,367       171,093
                                                        ---------     ---------     ---------     ---------     ---------

INTEREST EXPENSE:
Deposits                                                   29,418        33,375        36,169        37,005        39,613
Borrowings                                                 35,353        36,110        35,240        33,797        34,997
                                                        ---------     ---------     ---------     ---------     ---------
  TOTAL INTEREST EXPENSE                                   64,771        69,485        71,409        70,802        74,610
                                                        ---------     ---------     ---------     ---------     ---------

  NET INTEREST INCOME                                     104,676       104,090       102,590       102,565        96,483
Provision for loan losses                                   5,000        16,000         5,000         4,000         4,000
                                                        ---------     ---------     ---------     ---------     ---------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES      99,676        88,090        97,590        98,565        92,483
                                                        ---------     ---------     ---------     ---------     ---------

NONINTEREST INCOME:
Deposit service fees                                       16,890        17,083        15,797        14,924        13,806
Insurance revenue                                          10,964         6,875         6,386         6,376         7,436
Loan and loan servicing fees                                5,905         6,089         4,346         4,211         3,885
Financial advisory services                                 5,431         4,964         5,997         4,357         3,959
Trust and investment services                               4,578         3,693         3,770         4,068         4,387
Gain on sale of loans and loan servicing, net               2,771         2,337         1,839         1,239           393
Increase in cash surrender value of life insurance          2,115         2,263         2,310         2,267         2,202
Other                                                       1,861         1,129           750         1,047         2,010
                                                        ---------     ---------     ---------     ---------     ---------
  TOTAL FEE REVENUE                                        50,515        44,433        41,195        38,489        38,078
Gain on sale of securities, net                             2,633        13,934         4,912         1,126         3,405
                                                        ---------     ---------     ---------     ---------     ---------
   TOTAL NONINTEREST INCOME                                53,148        58,367        46,107        39,615        41,483

NONINTEREST EXPENSES:
Compensation and benefits                                  50,561        46,343        43,303        41,248        40,148
Occupancy                                                   8,099         7,444         6,665         6,212         6,285
Furniture and equipment                                     7,521         8,228         7,559         6,812         6,568
Intangible amortization                                     3,962         3,997         3,978         4,004         4,038
Marketing                                                   3,485         3,038         2,622         2,438         2,424
Professional services                                       2,478         3,503         2,754         2,820         2,327
Capital securities and preferred stock dividend             3,138         3,355         3,449         3,753         3,832
Acquisition expenses                                           --            --         1,349           616            --
Other                                                      13,562        13,244        12,450        10,940        10,577
                                                        ---------     ---------     ---------     ---------     ---------
  TOTAL NONINTEREST EXPENSES                               92,806        89,152        84,129        78,843        76,199
                                                        ---------     ---------     ---------     ---------     ---------

Income before income taxes and cumulative effect of
  change in accounting method                              60,018        57,305        59,568        59,337        57,767
Income taxes                                               20,081        17,904        19,144        18,765        18,152
                                                        ---------     ---------     ---------     ---------     ---------
   INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
     IN ACCOUNTING METHOD                                  39,937        39,401        40,424        40,572        39,615
Cumulative effect of change in accounting method,
net of taxes (b)                                               --            --            --            --        (7,280)
                                                        ---------     ---------     ---------     ---------     ---------
NET INCOME                                              $  39,937     $  39,401     $  40,424     $  40,572     $  32,335
                                                        =========     =========     =========     =========     =========

NET INCOME PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING METHOD:
  Basic                                                 $    0.88     $    0.86     $    0.85     $    0.83     $    0.81
  Diluted                                                    0.86          0.85          0.84          0.82          0.80

NET INCOME PER COMMON SHARE:
  Basic                                                 $    0.88     $    0.86     $    0.85     $    0.83     $    0.66
  Diluted                                                    0.86          0.85          0.84          0.82          0.65

See Selected Financial Highlights for footnotes.

                          WEBSTER FINANCIAL CORPORATION

--------------------------------------------------------------------------------
RETAIL AND WHOLESALE INTEREST-RATE SPREADS (UNAUDITED)
--------------------------------------------------------------------------------

Three Months Ended,                     March     December  September     June       March
                                         2003       2002       2002       2002       2002
------------------------------------------------------------------------------------------
INTEREST-RATE SPREAD
--------------------
Total interest-earning assets (d)        5.35%      5.61%      5.93%      6.09%      6.24%
Total interest-bearing liabilities       2.09       2.26       2.48       2.57       2.82
                                         ----       ----       ----       ----       ----
    Interest-rate spread                 3.26%      3.35%      3.45%      3.52%      3.42%
    Net interest margin                  3.30       3.39       3.52       3.61       3.51

RETAIL INTEREST-RATE SPREAD
---------------------------
Yield on loans                           5.52%      5.71%      6.01%      6.23%      6.39%
Cost of deposits                         1.57       1.77       1.96       2.06       2.29
                                         ----       ----       ----       ----       ----
    Spread                               3.95%      3.94%      4.05%      4.17%      4.10%
                                         ====       ====       ====       ====       ====

WHOLESALE INTEREST-RATE SPREAD
------------------------------
Yield on securities (d)                  5.02%      5.40%      5.77%      5.84%      5.98%
Cost of borrowings                       2.90       3.07       3.40       3.56       3.85
                                         ----      -----       ----       ----       ----
    Spread                               2.12%      2.33%      2.37%      2.28%      2.13%
                                         ====       ====       ====       ====       ====

--------------------------------------------------------------------------------
CONSOLIDATED AVERAGE STATEMENTS OF CONDITION   (UNAUDITED)
--------------------------------------------------------------------------------

      Three Months Ended March 31,                                      2003                                2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Fully tax-                           Fully tax-
                                                         Average                equivalent    Average                equivalent
          (In thousands)                                 balance      Interest  yield/rate    balance     Interest   yield/rate
-------------------------------------------------------------------------------------------------------------------------------
ASSETS:
      INTEREST-EARNING ASSETS:
      Loans and loans held for sale                    $  8,552,652  $ 117,702     5.52%    $  6,996,981  $ 111,495     6.39%
      Securities and short-term investments               4,235,752     52,089     5.02(d)     4,044,428     59,902     5.98(d)
                                                       ------------  ---------     ----     ------------  ---------     ----
         TOTAL INTEREST-EARNING ASSETS                   12,788,404    169,791     5.35       11,041,409    171,397     6.24
                                                                     ---------                            ---------
      Noninterest-earning assets                            935,423                              874,232
                                                       ------------                         ------------
         TOTAL ASSETS                                  $ 13,723,827                         $ 11,915,641
                                                       ============                         ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
      INTEREST-BEARING LIABILITIES:
      Interest-bearing deposits                        $  6,646,320  $  29,418     1.80%    $  6,184,667  $  39,613     2.60%
      Noninterest-bearing deposits                          951,230         --       --          838,903         --       --
      Federal Home Loan Bank advances                     2,581,216     23,791     3.69        2,391,373     27,287     4.56
      Repurchase agreements and other borrowings          2,000,136      6,252     1.25        1,116,611      4,920     1.76
      Senior notes and subordinated debt                    297,111      5,310     7.15          126,000      2,790     8.86
                                                       ------------  ---------     ----     ------------  ---------     ----
         TOTAL INTEREST-BEARING LIABILITIES              12,476,013     64,771     2.09       10,657,554     74,610     2.82
                                                                     ---------                            ---------
      Noninterest-bearing liabilities                        66,604                               86,892
                                                       ------------                         ------------
         TOTAL LIABILITIES                               12,542,617                           10,744,446

      Capital securities and preferred stock of
         subsidiary corporation                             130,832                              159,577

      Shareholders' equity                                1,050,378                            1,011,618
                                                       ------------                         ------------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $ 13,723,827                         $ 11,915,641
                                                       ============                         ============

      LESS: TAX-EQUIVALENT ADJUSTMENT                                     (344)                                (304)
                                                                     ---------                            ---------

      NET INTEREST INCOME                                            $ 104,676                            $  96,483
                                                                     =========                            =========

      INTEREST-RATE SPREAD                                                         3.26%                                3.42%
                                                                                   ====                                 ====
      NET INTEREST MARGIN                                                          3.30%                                3.51%
                                                                                   ====                                 ====

See Selected Financial Highlights for footnotes.

                          WEBSTER FINANCIAL CORPORATION

--------------------------------------------------------------------------------
ASSET QUALITY  (UNAUDITED)
--------------------------------------------------------------------------------

                                                                           AT OR FOR THE THREE MONTHS ENDED,
                                                                     --------------------------------------------
                                                        March 31,    Dec. 31,   Sept. 30,    June 30,   March 31,
(In thousands)                                            2003         2002       2002         2002       2002
-----------------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS
--------------------

NONPERFORMING LOANS:
       Commercial:
           Commercial                                    $27,784     $16,001     $19,000     $21,626     $20,461
           Specialized industry                            3,399       3,399      27,231       3,399       3,399
           Equipment financing                             8,960       6,586       5,559       6,531       7,510
                                                         -------------------------------------------------------
                Total commercial                          40,143      25,986      51,790      31,556      31,370

       Commercial real estate                              6,910       9,109      10,124       9,506      11,122
       Residential                                         5,712       7,263       5,521       5,991       6,262
       Consumer                                            1,510         894       1,062       1,409       1,545
                                                         -------------------------------------------------------

Total nonperforming loans                                 54,275      43,252      68,497      48,462      50,299
                                                         -------------------------------------------------------

LOANS HELD FOR SALE                                        3,444       3,706          --          --          --
                                                         -------------------------------------------------------

OTHER REAL ESTATE OWNED AND REPOSSESSED ASSETS:
       Commercial                                          3,967       2,568       3,007       2,294       2,690
       Residential                                           234         477         686         635       1,131
       Consumer                                                1          32          12         170         205
                                                         -------------------------------------------------------

Total other real estate owned and repossessed assets       4,202       3,077       3,705       3,099       4,026
                                                         -------------------------------------------------------

TOTAL NONPERFORMING ASSETS                               $61,921     $50,035     $72,202     $51,561     $54,325
                                                         =======================================================

--------------------------------------------------------------------------------
SUMMARY OF CLASSIFIED LOANS
---------------------------

       Substandard:
           Accruing                                     $ 74,398    $ 70,245    $102,436    $106,281     $94,864
           Nonaccruing                                    45,005      38,994      62,170      43,634      43,146
                                                        --------------------------------------------------------
              Total substandard                          119,403     109,239     164,606     149,915     138,010

       Doubtful:
           Accruing                                           --          --           3           6          11
           Nonaccruing                                     7,279       3,743       3,724       3,808       3,756
                                                        --------------------------------------------------------
              Total doubtful                               7,279       3,743       3,727       3,814       3,767

       Loss                                                   --          --          --          --          --
                                                        --------------------------------------------------------

       Total classified loans                           $126,682    $112,982    $168,333    $153,729    $141,777
                                                        ========================================================

Classified as a percent of loans                             1.5%        1.4%        2.1%        2.1%        2.0%
                                                        --------------------------------------------------------

--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES (UNAUDITED)
--------------------------------------------------------------------------------

                                                                               AT OR FOR THE THREE MONTHS ENDED,
                                                             ---------------------------------------------------------------------
                                                             March 31,      Dec. 31,       Sept. 30,       June 30,      March 31,
(In thousands)                                                 2003           2002            2002           2002          2002
----------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
-------------------------

BEGINNING BALANCE                                            $ 116,804      $ 116,118      $  99,698      $  98,930      $  97,307

       Allowance for purchased loans                               146             --         16,338             --             --
       Provision                                                 5,000         16,000          5,000          4,000          4,000
       Write-down of loans transferred to held for sale             --        (12,432)            --             --             --

       Charge-offs:
         Residential                                                78             84            249            187            362

         Commercial:
           Specialized industry                                     --          2,569          1,892            854          1,361
           All other commercial                                  3,601          1,031          3,029          2,498            541
                                                             ---------------------------------------------------------------------
                Total commercial                                 3,601          3,600          4,921          3,352          1,902

         Commercial real estate                                     --             --             --             --             --
         Consumer                                                  195            220            246            250            377
                                                             ---------------------------------------------------------------------
                Total charge-offs                                3,874          3,904          5,416          3,789          2,641
       Recoveries                                                 (520)        (1,022)          (498)          (557)          (264)
                                                             ---------------------------------------------------------------------
                Net loan charge-offs                             3,354          2,882          4,918          3,232          2,377
                                                             ---------------------------------------------------------------------

ENDING BALANCE                                               $ 118,596      $ 116,804      $ 116,118      $  99,698      $  98,930
                                                             =====================================================================

ASSET QUALITY RATIOS:
---------------------

Allowance for loan losses / total loans                           1.39%          1.48%          1.45%          1.36%          1.39%
Net charge-offs/ average loans (annualized)                       0.16           0.14           0.26           0.18           0.14
Nonperforming loans / total loans                                 0.64           0.55           0.86           0.66           0.70
Nonperforming assets / total assets                               0.43           0.37           0.54           0.41           0.44
Allowance for loan losses / nonperforming loans                 218.51         270.05         169.52         205.72         196.68